Exhibit 3.29

FORM 7

Labuan Companies Act 1990

(Subsection 15(5))

Company No.:

    LL08035

CERTIFICATE OF INCORPORATION OF LABUAN COMPANY

This is to certify that Vantage Drilling Labuan I Ltd. is incorporated under the Labuan Companies Act 1990 on and from the 21st day of January, in the year of 2011 and that the company is a company limited by shares.

Given under my hand and seal this 21st day of January, in the year of 2011.

(ESSAH ABDUL MANAF) for Labuan Financial Services Authority Federal Territory of Labuan Malaysia